STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on July 8, 2011.

Daniel E. Shapiro
First Deputy Secretary of State

Rev. 06/07

CERTIFICATE OF INCORPORATION

OF

GATEWAY TRADE CENTER INC.

Under Section 402 of the
Business Corporation Law

The undersigned, being over the age of eighteen, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law, hereby certifies:

B302752

FIRST: The name of the Corporation is GATEWAY TRADE CENTER INC.

SECOND: The purpose for which it is formed is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of New York, provided that the Corporation shall not engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD: The office of the Corporation is to be located in the County of Erie, State of New York.

FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 200, all of which shares shall be without par value.

FIFTH: The Secretary of State is designated

the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is 2544 Clinton Street, West Seneca, New York 14224.

IN WITNESS WHEREOF, I have executed this Certificate this 18th day of December, 1985, and affirmed the statements contained herein as true under penalties of perjury.

WILLIAM I. SCHAPIRO, Incorporator
800 Norstar Building
Twelve Fountain Plaza
Buffalo, New York 14202

NYS DEPARTMENT OF STATE

FILING RECEIPT NAME RESERVATION (BUSINESS)

CORPORATION NAME

GATEWAY TRADE CENTER INC. (RES FOR 60 DAYS)

DATE FILED	DURATION & COUNTY CODE	FILM NUMBER	CASH NUMBER
[illegible]		B298259-1	637893

NUMBER AND KIND OF SHARES	LOCATION OF PRINCIPAL OFFICE

FOR JAMES T. FRAWLEY (SUBMIT CTF FOR FILING)

ADDRESS FOR PROCESS	REGISTERED AGENT

FEES AND/OR TAX PAID AS FOLLOWS

AMOUNT OF CHECK $ [illegible]30.00 AMOUNT OF MONEY ORDER $ AMOUNT OF CASH $

$ DOLLAR FEE TO COUNTY

$		FILING
$		TAX
$		CERTIFIED COPY
$	20.00	CERTIFICATE
	010.00	MISCELLANEOUS
TOTAL PAYMENT $	0000030.00	
REFUND OF $		

FILER NAME AND ADDRESS

C/O JAECKLE,FLEISCHMANN &
MUGEL, 17 FOUNTAIN PLAZA
800 NORSTAR BLDG.
BUFFALO NY 14202 3

TO FOLLOW

380604-003 (8/84) GAIL S SHAFFER - SECRETARY OF STATE

B302752

CERTIFICATE OF INCORPORATION

OF

GATEWAY TRADE CENTER, INC.

Under Section 402 of the Business Corporation Law

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED DEC 28 1985

AMT. OF CHECK $ 120

FILING FEE $ 100

TAX $

COUNTY FEE $

COPY $

CERT $

REFUND $

SPEC HANDLE $ 10

BY:

645058

FILED

Dec 23 9 52 AM '85

new documents 12/ /85

B298259-1

12/20

JAECKLE, FLEISCHMANN & MUGEL
ATTORNEYS AT LAW
NORSTAR BUILDING
TWELVE FOUNTAIN PLAZA
BUFFALO, NEW YORK 14202-2222